UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    May 24, 2005

               MAGNUM HUNTER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-12508	87-0462881
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code         (972) 401-0752

                                                              Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

        On May 24, 2005, Magnum Hunter Resources, Inc. (“Magnum Hunter”) received notice from its wholly-owned subsidiary Canvasback Energy, Inc. (“Canvasback”) that Canvasback had elected to convert 1,000,000 shares of Magnum Hunter 1996 Series A Convertible Preferred Stock (“Series A Preferred Stock”) into shares of Magnum Hunter common stock, par value $0.002 per share (“Common Stock”). The conversion of the Series A Preferred Stock was effective upon receipt by Magnum Hunter, and the 1,000,000 issued and outstanding shares of Series A Preferred Stock have been converted into an aggregate of 1,904,762 shares of Common Stock. The shares of Common Stock that will be issued as a result of the conversion of the Series A Preferred Stock will be issued in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 3(a)(9) of such act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNUM HUNTER RESOURCES, INC. By: M. Bradley Davis M. Bradley Davis Senior Vice President & Chief Financial Officer
Date: May 25, 2005